UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2005

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091 22-3436215

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On February 2, 2005, Millennium Chemicals Inc. ("Millennium") entered into an Amendment and Waiver (the "Amendment") to its Credit Agreement, dated June 18, 2001 among Millennium America Inc., as Borrower, Millennium Inorganic Chemicals Limited, as Borrower, certain borrowing subsidiaries of Millennium, from time to time party thereto, Millennium, as Guarantor, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.  The Amendment amended the definition of EBITDA and waived any and all defaults and events of default that may have occurred on or prior to the Amendment as a result of certain adjustments and charges.

The Amendment is being filed with this Current Report on Form 8-K as Exhibit 10.4(f).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.4(f) Sixth Amendment and Waiver, dated as of February 2, 2005, to the Credit Agreement dated as of June 18, 2001, with the Bank of America, N.A., and JP Morgan Chase Bank and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: February 4, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

10.4(f) Sixth Amendment and Waiver, dated as of February 2, 2005, to the Credit Agreement dated as of June 18, 2001, with the Bank of America, N.A., and JP Morgan Chase Bank and the lenders party thereto